UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2008
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.
Approval of Life Time Fitness, Inc. Executive Cash Bonus Plan
On April 24, 2008, our shareholders approved the Life Time Fitness, Inc. Executive Cash Bonus Plan (the “Cash Bonus Plan”). The Cash Bonus Plan was previously approved by our board of directors, upon recommendation of our compensation committee. The Cash Bonus Plan was submitted for shareholder approval so that amounts paid thereunder could qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance targets and re-approve those material terms every five years. Amounts paid under the objective performance targets established under the Cash Bonus Plan will, under current tax law, qualify as performance-based compensation.
Below is a summary of the material terms of the Cash Bonus Plan. A copy of the Cash Bonus Plan is filed herewith as Exhibit 10.1.
Purpose. The purpose of the Cash Bonus Plan is to motivate our executive officers and other key employees to improve the overall performance of our company and reward them when our company achieves specific measurable results. The Cash Bonus Plan provides cash awards to executive officers and other key employees to encourage them to work to produce a strong return for our shareholders and to encourage them to remain in the employ of Life Time Fitness, Inc. The Cash Bonus Plan gives the compensation committee discretion to choose one or more appropriate performance targets by which to measure the performance of our executive officers and other key employees in any given performance period. The Cash Bonus Plan is a multi-year plan that can be used for awards in 2009 and future years.
Administration. The compensation committee, all of whose members are independent, non-employee directors, will administer the Cash Bonus Plan. The compensation committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the Cash Bonus Plan, as it considers appropriate, to the executive officers and other key employees.
Eligibility. Any executive officer and other key employee(s) designated by the compensation committee from time to time is eligible to participate in the Cash Bonus Plan. The compensation committee determines which executive officers and other key employees will participate in the Cash Bonus Plan for a given year or other performance period and the compensation committee may select the executive officers and other key employees it deems appropriate to participate in the Cash Bonus Plan no later than twenty-five percent of the days into a performance period.
Determination of Performance Targets. Awards may be based on one or more or any combination of the following performance targets chosen by the compensation committee: stock price, market share, sales, revenue, cash flow, sales volume, earnings per share, EBITDA, pre-tax income, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholders return, gross margin and/or costs. In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance targets may include any other measures as the compensation committee may determine. The compensation committee may select different performance targets for different participants in any performance period that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function, business unit or affiliate in which the participant is employed. As appropriate, any such targets may be expressed in absolute amounts, on a per share basis or as a change from preceding Performance Periods. The performance goals based on these performance targets may be made relative to the performance of other corporations. In addition to selecting the performance targets, the compensation committee will also approve the level of attainment required to earn a payment under an award. In recent years, the compensation committee has selected earnings before income taxes and return on invested capital as the performance measures for our executive officers.

Determination of Cash Incentive Amounts The degree of attainment for each participant to receive an award will be determined by the compensation committee. At the end of the performance period, the compensation committee will certify in writing the degree to which performance targets were attained and the awards payable to the participants. The participants will receive payment in cash as soon as practicable, but in no event not more than two and a half months after the end of the calendar year in which the performance period ended. A participant must be employed on the date of payment in order to receive a payout of an award, unless the participant’s employment terminates due to death or disability, in which case the participant (or the participant’s successor) shall be entitled to a prorated payment for the portion of the performance period during which the participant was employed. At any time during the performance period, the compensation committee has discretion to amend the performance targets to reflect material adjustments in or changes to our policies, to reflect material corporate changes such as mergers or acquisitions, and to reflect such other events having a material impact on the performance targets, so long as such adjustments to awards qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code will not disqualify the award.
Maximum Payments. The maximum amount payable under the Cash Bonus Plan to any covered officer under Section 162(m) of the Internal Revenue Code for any year cannot exceed $2 million.
Approval of Amendment and Restatement of the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan
On April 24, 2008, our shareholders approved the amendment and restatement of the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). The amended and restated Long-Term Incentive Plan was previously approved by our board of directors, upon recommendation of our compensation committee. The Long-Term Incentive Plan, as amended and restated, was submitted for shareholder approval so that certain awards under the plan that are conditioned upon the satisfaction of performance measures can qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as described in more detail above in the discussion of the Cash Bonus Plan. The performance targets that may be used for such performance-based awards are the same as those described above for the Cash Bonus Plan.
Below is a summary of the material new and revised terms of the amended and restated Long-Term Incentive Plan. A copy of the amended and restated Long-Term Incentive Plan is filed herewith as Exhibit 10.2.
The amended and restated Long-Term Incentive Plan contains certain new or revised terms, including:
•	The provision permitting a buy out of stock option gains upon certain changes of control has been revised to clarify the mechanics of any such buy out.

•	The “change of control” definition, as it applies to awards granted after the effective date of the amendment and restatement of the Long-Term Incentive Plan has been modified to conform to include certain events that the company and its executives would generally agree are in fact changes of control of the company and to exclude those that would generally not be regarded as changes of control. The modified definition of “change of control” generally includes (i) a change of 50% or more of the board members, without board approval; (ii) consummation of a merger or other business combination unless the company’s shareholders own a majority of the voting power and common stock of the surviving corporation and other conditions are satisfied; (iii) acquisition of beneficial ownership by a person or group which results in aggregate beneficial ownership of 30% or more of voting power or common stock, subject to certain exceptions; and (iv) a plan to liquidate or dissolve the company.

•	The provision authorizing the compensation committee to make adjustments in the case of certain equity restructuring transactions, such as stock splits, was revised to provide for mandatory adjustments to the extent required by SFAS 123(R), which amendment was approved by the board earlier this year, and is incorporated in this amended and restated version.

Item 9.01. Financial Statements and Exhibits.
          The following Exhibits are being filed herewith:

No.	Exhibit	Manner of Filing
10.1	Life Time Fitness, Inc. Executive Cash Bonus Plan.	Incorporated by reference to Appendix A to the Registrant’s proxy statement for its 2008 Annual Meeting of Shareholders (File No. 001-32230), filed with the Commission on March 6, 2008.

10.2	Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (effective as of April 24, 2008).	Incorporated by reference to Appendix B to the Registrant’s proxy statement for its 2008 Annual Meeting of Shareholders (File No. 001-32230), filed with the Commission on March 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: April 30, 2008	By	/s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
10.1	Life Time Fitness, Inc. Executive Cash Bonus Plan.	Incorporated by reference to Appendix A to the Registrant’s proxy statement for its 2008 Annual Meeting of Shareholders (File No. 001-32230), filed with the Commission on March 6, 2008.

10.2	Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (effective as of April 24, 2008).	Incorporated by reference to Appendix B to the Registrant’s proxy statement for its 2008 Annual Meeting of Shareholders (File No. 001-32230), filed with the Commission on March 6, 2008.

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